Exhibit 24

                               POWER OF ATTORNEY


                                                                August 22, 2005


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas A. Scovanner, Sara J. Ross and Timothy R. Baer or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement to be filed by the Target Receivables Corporation within 12 months of the date hereof, and any and all amendments thereto, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.



/s/ Douglas A. Scovanner                          /s/ Sara J. Ross
--------------------------------                  ---------------------------
Douglas A. Scovanner                              Sara J. Ross
Principal Executive Officer                       Principal Financial Officer
and Director                                      and Director


/s/ Terence J. Scully                             /s/ Martin R. Rosenbaum
--------------------------------                  ---------------------------
Terrence J. Scully                                Martin R. Rosenbaum
Principal Accounting Officer                      Director
and Director


/s/ Sandra Sponem
-------------------------------
Sandra Sponem
Director